UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

PEMSTAR, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2005, the Company executed Amendment No. 15 to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation. With the closure of Taunton, Chaska and Mexico facilities and the restructuring of San Jose, rightsizing it to a new product development center only, the domestic borrowing requirements are reduced. This amendment provides for a three year extension of the agreement to April 24, 2010, reduces the maximum allowed borrowings from $90 million to $50 million, expands certain collateral concentration to more evenly align to our customer mix, reduces the sublimit on borrowing available on inventories from $20 million to $10 million, raises the interest rate spread 50 basis points, increases the level of the banks’ reserved collateral by $2 million to a minimum of $5 million, and removes the provision that provides for the EBITDA covenants not to apply. In combination, these changes will make borrowing under eligible collateral more available for Company borrowings in the normal course. Given our collateral base, this amendment has not reduced the current effective borrowing limits with the overall $50 million limit.

For the sake of clarity in its public filings, the Company is also filing with this Form 8-K a copy of Amendments No. 13 and 14 to the Loan and Security Agreement which amendments are dated as of June 27, 2005 and July 25, 2005, respectively. These amendments made certain immaterial changes in the Loan and Security Agreement to accommodate operational issues in the agreement.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are being filed as a part of this report:

99.1	Amendment No. 13, dated as of June 27, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.

99.2	Amendment No. 14, dated as of July 25, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.

99.3	Amendment No. 15, dated as of July 27, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 9, 2005	PEMSTAR, INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Amendment No. 13, dated as of June 27, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.

99.2	Amendment No. 14, dated as of July 25, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.

99.3	Amendment No. 15, dated as of July 27, 2005, to Loan and Security Agreement dated April 25, 2003 by the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation and Fleet Capital Corporation.